Exhibit 99.1

American BriVision Announces Vitargus® Presentation at Upcoming AAO 2019 Annual Meeting

GlobeNewswire• October 10, 2019

●	Dr. Andrew Chang, principal investigator, will present encouraging results on Vitargus® from recently completed feasibility study

●	Company to initiate multi-national, multi-site pivotal study for Vitargus® in 2020, assuming sufficient funding

FREMONT, CA, Oct. 10, 2019 (GLOBE NEWSWIRE) — via NEWMEDIAWIRE — American BriVision (Holding) Corporation (ABVC) (the “Company”), a clinical stage biopharmaceutical company developing therapeutic solutions in oncology/hematology, CNS, and ophthalmology, today announced that feasibility study results regarding Vitargus®, its investigational medical device, will be reported during a presentation at the Retina Subspecialty Day program of the American Academy of Ophthalmology (AAO) 2019 Annual Meeting.

Dr. Andrew Chang, the principal investigator of the feasibility study, will present the results at 5:12pm PST on Friday, October 11, at the Moscone Center in San Francisco. Dr. Chang will discuss the lack of toxicity and any treatment-related serious adverse events (SAEs) in the study as well as data that demonstrate the efficacy of Vitargus® as a viable potential alternative for vitreous substitution in the surgical treatment of retinal detachment and vitreous hemorrhage. Given the encouraging study results, the Company plans to initiate a multi-national, multi-site pivotal study for Vitargus® in 2020, assuming sufficient funding.

Details of the presentation are as follows:

Title: Vitreous Substitutes Following Vitrectomy Surgery
Presenter: Dr. Andrew Chang, MBSS, PhD – Principal Investigator
Session date/time: Friday, October 11, 2019, 5:12 p.m. PST
Session title: First-Time Results of Clinical Trials
Room: Moscone Center – WEST 3002 Room

Grand View Research estimates the global retinal surgery devices market size to be $1.56 billion in 2016, growing at a 7.8% CAGR through 2025, and driven by the growing prevalence of diabetic retinopathy, a major complication arising from diabetes. Vitargus® is an injectable hydrogel that transforms into a gel matrix in the eye after injection and upon exposure to physiological temperatures.

About American BriVision

American BriVision is a clinical stage biopharmaceutical company focused on utilizing its licensed technology to conduct proof-of-concept trials through Phase II of the clinical development process at world-famous research institutions (such as Stanford University, University of California at San Francisco, and Cedars-Sinai Medical Center).  The company has an active pipeline of six drugs and one medical device (ABV-1701/Vitargus®) under development.

Forward-Looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified, and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) our inability to manufacture our product candidates on a commercial scale on our own, or in collaboration with third parties; (ii) difficulties in obtaining financing on commercially reasonable terms; (iii) changes in the size and nature of our competition; (iv) loss of one or more key executives or scientists; and (v) difficulties in securing regulatory approval to proceed to the next level of the clinical trials or to market our product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.